SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report:  November 15, 2000

                              POTLATCH CORPORATION

             (Exact name of registrant as specified in its charter)

   Delaware                  1-5313                    82-0156045
---------------         ----------------         ----------------------
(State of other         (Commission File            (I.R.S. Employer
jurisdiction of              Number)             Identification Number)
incorporation)

  601 W. Riverside Avenue, Suite 1100, Spokane, WA               99201
  ------------------------------------------------            ----------
     (Address of principal executive offices)                 (zip code)

        Registrant's telephone number, including area code:
                           509-835-1500

Item 5.  Other Events

On November 14, 2000, Potlatch Corporation issued the following news release:

"Spokane - Potlatch Corporation (NYSE: PCH) today announced that it will revise the company's financial statements for the quarters ended June 30 and September 30, 2000, due to an unintentional accounting error that overstated the cost of inventories for the company's printing papers segment.
     As a result of these revisions, which will have no effect on cash flow, the company's net earnings for the first nine months of 2000, before nonrecurring after-tax charges totaling $27.1 million, were $9.6 million or $.34 per diluted common share. This compares with the previously reported net earnings of $15.3 million or $.53 per diluted common share.
     Including the nonrecurring charges, the company had a revised net loss for the first nine months of $17.5 million or $.61 per diluted common share, compared with the previously reported loss of $11.8 million or $.41 per diluted common share.

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     The company's revised consolidated earnings before
nonrecurring charges for the quarters ended June 30 and September 30 were $6.4 million and $.8 million, respectively, or $.23 per diluted common share and $.03 per diluted common share, respectively. This compares with the previously reported second and third quarter earnings before nonrecurring charges of $8.5 million and $4.4 million, respectively, or $.30 per diluted common share and $.15 per diluted common share. Including the nonrecurring charges, the company's revised consolidated losses for the second and third quarter were $9.4 million and $10.5 million, respectively, or $.32 per diluted common share and $.37 per diluted common share. This compares with the previously reported loss of $7.4 million and $6.9 million, respectively, or $.25 per diluted common share and $.24 per diluted common share.
    The company will report revised operating earnings in the printing papers segment for the second and third quarters of $.3 million and $2.3 million, respectively, compared to the previously reported operating earnings of $3.7 million and $8.2 million.
     The accounting error resulted from an incorrect input into an inventory accounting valuation program implemented earlier in the year. The company uses the average cost method to determine the cost of its fine paper and pulp inventories. As a result of the error, inventory values were not written down quarterly as

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production costs decreased during the second and third quarters, resulting in the incorrect statement of operating earnings for the printing papers segment. The reduction in production costs resulted from improving operations at both the company's new pulp mill and its paper manufacturing and converting operations. "The accounting error has been fully reviewed and corrected," said Gerald L. Zuehlke, the company's vice president, finance, and chief financial officer. The company intends to file amended reports on Form 10-Q for the second and third quarters.
     This news release contains, in addition to historical information, certain forward-looking statements. These forward-looking statements are based on management's best estimates and assumptions regarding future events, and are therefore subject to known and unknown risks and uncertainties, including those set forth in the company's Report on Form 10-Q for the quarter ended September 30, 2000, and other reports filed by the company with the Securities and Exchange Commission, and are not guarantees of future performance. The company's actual results could differ materially from those expressed or implied by forward-looking statements.

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                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 POTLATCH CORPORATION
                                                     (Registrant)


Date:  November 15, 2000                    By:  /s/MALCOLM A. RYERSE
                                                 --------------------
                                                  Malcolm A. Ryerse
                                                      Secretary

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